SECOND AMENDMENT TO LEASE


         This Second Amendment to Lease is made and entered into this 1st day of January, 1998, by and between Paul F. Wenner, and Frank S. Card and Maralee Jeanne Card, as Trustees in the Card Trust U/D/T October 6, 1994 ("Lessor"), on the one hand and Gardenburger, Inc. fka Wholesome & Hearty Foods, Inc. ("Lessee"), on the other.

                                    RECITALS

         A. On or about January 1, 1993, Frank S. Card and Lessee entered into a certain lease agreement (the "Lease"), pursuant to which Frank S. Card agreed to lease to Lessee certain real property in the City of Portland, Oregon described as follows: Lots 1 and 2, Block 172, HAWTHORNE PARK, Multnomah County, Oregon (the "Premises"), having a street address of 1416 S.E. 8th Avenue, Portland, Oregon.

         B. The Premises are currently owned by Paul F. Wenner, as to an undivided one-half interest, and Frank S. Card and Maralee Jeanne Card, as Trustees in the Card Trust U/D/T October 6, 1994, as to an undivided one-half interest.

         C. On or about September 30, 1997, the parties hereto entered into a first amendment to lease pursuant to which (1) the term of the Lease was extended past December 31, 1997, (2) the Lease was made a month-to-month Lease commencing January 1, 1998, and (3) the monthly rent payment was increased to $2,200 per month.

         D. The parties hereto desire to amend the Lease make the Lease a lease for a period of one year effective January 1, 1998, with the option of renewing the Lease for an additional year.

                                    AMENDMENT

         Now, therefore, in consideration for the mutual covenants contained herein, the parties hereto agree to amend the Lease as follows:

         1. Term of Lease. The term of the Lease will be one year, commencing January 1, 1998, and ending December 31, 1998.

         2. Renewal Option. Lessee shall have the option to renew the Lease for an additional one-year term if notification of such renewal is given to Lessor by November 1, 1998. If no notification is given to Lessor, the Lease shall terminate on December 31, 1998.

         3. No Other Modification to Lease. No other modification to the Lease is made or intended to be made hereby. All terms, conditions, and covenants to the Lease, to the extent not inconsistent with the foregoing amendments, shall remain in full force and effect.

LESSOR:

                                        /s/ Paul F. Wenner
                                        ----------------------------------------
                                        Paul F. Wenner



                                        /s/ Frank S. Card, Trustee
                                        ----------------------------------------
                                        Frank S. Card, as Trustee in the Card
                                        Trust U/D/T October 6, 1994


                                        /s/ Maralee Jeanne Card, Trustee
                                        ----------------------------------------
                                        Maralee Jeanne Card, as Trustee in the
                                        Card Trust U/D/T October 6, 1994



LESSEE:                                 GARDENBURGER, INC.



                                        By: /s/ Richard C. Dietz
                                            ------------------------------------
                                            Richard C. Dietz
                                            Executive Vice President and
                                              Chief Financial Officer